Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel E. Schmerin, Principal Executive Officer and Principal Financial Officer of Andover National Corporation (the “Company”) certify that:

1. I have reviewed the Amendment No. 1 to Annual Report on Form 10-K/A (the “Form 10-K/A”) of the Company;

2. Based on my knowledge, the Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in Form 10-K/A, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in the Form 10-K/A.

Date: April 30, 2019

By:	/s/ Daniel E. Schmerin
Daniel E. Schmerin
Chief Executive Officer
Principal Executive Officer and Principal Financial and Accounting Officer